UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 6, 2016

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard Fort Valley, Georgia 31030	31030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (478) 822-2130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2016, Blue Bird Corporation (the “Company”) executed a Second Amendment to the Credit Agreement (“Second Amendment”), dated as of June 6, 2016, by and among the Company, Blue Bird Body Company, the lenders party thereto, and Société Générale, as Administrative Agent.

The principal purpose of the Second Amendment is to include American Securities LLC and certain of its affiliates as new sponsors under the Credit Agreement in the place of Cerberus Capital Management, L.P. and Oak Hill Advisors, L.P. and certain of their affiliates, in connection with the completion of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of May 26, 2016 (the “Purchase Agreement”), by and among The Traxis Group B.V., ASP BB Holdings LLC and the Company, previously reported by the Company in its Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 27, 2016, June 1, 2016 and June 3, 2016. The execution of the Second Amendment satisfies one of the closing conditions to the Second Closing (as defined in the Purchase Agreement). The Second Closing is expected to occur on or around June 8, 2016, subject to satisfaction of the remaining conditions to closing set forth in the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of June 6, 2016, by and among Blue Bird Corporation, Blue Bird Body Company, and Société Générale, as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Paul Yousif
Name:	Paul Yousif
Title:	Vice President
Dated: June 8, 2016